Exhibit 4.2

AMENDMENT NO. 6 TO

POST-PETITION LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 6 TO POST-PETITION LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 31, 2008, among the Lenders, BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”), W. R. GRACE & CO. (the “Company”) and the Subsidiaries of W. R. Grace & Co. parties hereto (collectively, the “Borrowers”).

WHEREAS, the parties hereto are parties to a Post-Petition Loan and Security Agreement dated as of April 1, 2001 (as previously amended, the “Loan Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan Agreement as herein set forth:

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and in the Loan Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments

(a)           Immediately following Section 1.2(a)(ii) of the Loan Agreement, a new Section 1.2(a)(iii), which shall read in its entirety as follows, is hereby added to the Loan Agreement:

“(iii)  The Borrowers may, pursuant to the delivery of a written request (an “Increase Request”)from the Borrower Representative to the Agent, make up to five requests to increase the Commitments (each a “Commitment Increase”), each such request being for at least $5,000,000, and in an aggregate amount for all such requests not to exceed the difference of (i) $250,000,000 minus (ii) the aggregate amount of the Commitments as of the effectiveness of Amendment No. 6.

Each Lender which (a) holds a Revolving Loan on the date the Company delivers a written request to the Agent for an Commitment Increase and (b) notifies the Agent in writing within five (5) days of receipt of written notice from the Agent that Company has requested a Commitment Increase, shall have the right to commit to its Pro Rata Share, as of the date that the Agent received the applicable notice, of the Commitment Increase.  Notwithstanding anything contained herein or otherwise to the contrary, no Lender shall have any obligation to fund all or any portion of, or participate in, any Commitment Increase.

On a date agreed to by the Agent and the Borrower Representative, which, unless otherwise agreed by the Agent, shall be a date which is not less than five (5) Business Days after the applicable Increase Request was received by the Agent, the increased or new Commitments shall become effective (an “Increase Effective Date”), as long as each of the following conditions have been met:

(A) no Default or Event of Default has occurred or is continuing or would result after giving effect to such Commitment Increase; and

(B) the Agent shall have received documents satisfactory to the Agent evidencing the increase in the Commitments and the Agent shall have received amendments to this Agreement and the Loan Documents, joinder agreements for any new Lenders, and all other promissory notes, agreements, documents and instruments reasonably satisfactory to the Agent in its reasonable discretion evidencing and setting forth the conditions of the Commitment Increase.

On the applicable Increase Effective Date, the applicable Commitment Increase shall become part of the Commitments and any related loan shall become part of the Revolving Loans  with the same maturity, interest, fees and terms as the then existing Revolving Loans

On any Increase Effective Date, subject to the satisfaction of the foregoing terms and conditions, (A) each of the existing Lenders shall assign to each Lender participating in the Commitment Increase (each, an “Incremental Lender”) and each of the Incremental Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Commitments after giving effect to the Commitment Increase, (B) all loans shall be deemed, for all purposes,  Revolving Loans and  (C) each Incremental Lender shall become a Lender with respect to the Commitment and all matters relating thereto.

Each of the Borrowers, Lenders and Agent acknowledges and agrees that a Commitment Increase (and related amendments and documents described above) meeting the conditions set forth herein shall not require the consent of any Lender other than those Lenders, if any, which have agreed to participate in the Commitment Increase.

If any request made by the Borrowers pursuant to this Section 1.2(a)(iii) does not lead to a Commitment Increase because the then existing and/or proposed Lenders are not willing to provide a Commitment Increase at such time, then such request shall not be deemed a request for the purposes of the five request limit set forth above”

(b)           Section 7.6(ii) of the Loan Agreement is hereby amended by deleting the phrase “the Closing Date” where it appears in clause (2) thereof and inserting “March 31, 2008” in its place.

(c)           Section 7.9 of the Loan Agreement is hereby by deleting the phrase “the date hereof” where it appears in clauses (ix) and (x) thereof and inserting “March 31, 2008” in its place.

(d)           Section 7.23 of the Loan Agreement is hereby amended and restated in its entirety to read in its entirety as follows:

“7.23       Cash Equivalents.  The Borrowers shall at all times maintain cash, Cash Equivalents (plus, without duplication, the cash value of COLI, net of all loans with respect thereto and the value of units  in the “Columbia Strategic Cash Portfolio” of Columbia Qualified Purchaser Funds, LLC (“Columbia Funds”))  which are owned by the Borrowers free and clear of all Liens and rights of any other Person (other than the Agent, the Managing Members of Columbia Funds and their Affiliates, and the COLI insureds and insurers) of not less than $50,000,000 in the aggregate.”

(e)           Section 11.1(a) of the Loan Agreement is hereby amended by (i) adding, immediately following the words “any Lender” in Section 11.1 (a)(i) the phrase “(it being agreed and understood that an increase in a Commitment in connection with a Commitment Increase shall only require the written consent of the Borrower Representative, the Agent and each Person which is becoming a Lender or increasing its then existing Commitment in connection with such Commitment Increase)” and (ii) adding a new sentence at the end of Section 11.1(a) which shall read in its entirety as follows:

“Notwithstanding anything contained herein or otherwise to the contrary, any amendment, modification, termination or waiver of or consent with respect to any provisions of any Loan Document appropriate (as reasonably determined by the Agent) to evidence or implement a Commitment Increase shall be effective if the same shall be in writing and signed by the Agent, each Borrower and each Incremental Lender.”

(f)            Section 13.7 of the Loan Agreement is hereby amended by deleting the amount “$800” which appears therein and inserting “$850” in its place.

(g)           Annex A to the Loan Agreement is hereby amended by amending and restating in their entirety the following definitions (or in the case of new definitions, by inserting such definitions in the applicable alphabetical location in Annex A):

“Amendment No. 6” shall mean that certain Amendment No. 6 to Post Petition Loan and Security Agreement, dated as of March     , 2008, among the Lenders, the Agent, the Company and the Borrowers.

“Commitment” or “Revolving Loan Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1  attached to the Agreement, on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, or in a joinder agreement related to a Commitment Increase, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all the Lenders.

“Commitment Increase” shall have the meaning set forth in Section 1.2.

“Increase Effective Date” shall have the meaning set forth in Section 1.2.

“Incremental Lender”  shall have the meaning set forth in Section 1.2.

“Maximum Revolver Amount” means, at any time, the lesser of (i) $250,000,000 or (ii) the aggregate amount of the Commitments at such time.

“Restricted Investment” means, as to any Borrower, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, including in connection with the organization, creation or acquisition of any Subsidiary (each an “Investment”), except the following:  (a) acquisitions of Equipment and other capital assets in the ordinary course of business of such Person; (b) acquisitions of Inventory in the ordinary course of business of such Person; (c) acquisitions of current assets acquired in the ordinary course of business of such Person; (d) Investments in Cash Equivalents; (e) Investments by any Borrower in any other Borrower, (f) extensions of trade credit and prepaid expenses made in the ordinary course of business, (g) (i) loans to officers of any Borrower in the ordinary course of business, (ii) loans and advances to employees of any Borrower for travel, entertainment and relocation expenses in the ordinary course of business and (iii) loans by any Borrower to employees in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (g) shall not exceed $5,000,000 at any time; (h) loans, made while no Default or Event of Default has occurred and is continuing, in an aggregate amount not to exceed $24,750,000 at any time outstanding made to ART by W. R. Grace & Co.-Conn; (i) Investments in Alltech Associates, Inc. (the “Alltech Investments”) in an aggregate outstanding amount not to exceed $10,000,000, and any other Alltech Investments in excess thereof so long as immediately after giving effect to any such Alltech Investments, Availability equals or is greater than $75,000,000 and the aggregate outstanding amount of Alltech Investments does not exceed $25,000,000; (j) Investments outstanding on the Amendment No. 1 Closing Date and listed on Schedule A-1; (k) Investments, made while no Default or Event of Default has occurred and is continuing, not otherwise permitted hereunder by any Borrower in any Other Subsidiary, provided that (A) immediately prior to and immediately after giving effect to such Investments, Availability equals or is greater than $125,000,000 and (B) after giving effect to such Investments, the aggregate then outstanding amount of all such Investments made pursuant to this clause (k) subsequent to the Amendment No. 1 Closing Date shall not exceed  $60,000,000 in the aggregate on a net annual cash flow basis cumulatively (it being agreed that only $22,500,000 of this amount may be invested through transactions which do not require and have not received approval of the Bankruptcy Court); (l) Investments received in connection with the collection of Accounts in the ordinary course of business; (m) Investments received as consideration in connection with any asset sale or other disposition of assets permitted hereunder; and (n) other Investments not otherwise permitted hereunder made by any Borrower, provided that, after giving effect thereto, the aggregate amount of all such Investments made at any time after the Amendment No. 1 Closing Date by all Borrowers under this clause (n) shall not exceed $1,000,000 at any time outstanding.

“Stated Termination Date” means April 1, 2010.

(h)           Schedule 1.1 to the Loan Agreement is hereby amended and restated to read in its entirety as Schedule 1.1 to this Amendment.

2.             Amendment Fees.  The Borrowers jointly and severally agree to pay the Agent the fees described in that certain fee letter attached hereto as Annex I (the “Fee Letter”).

3.             Conditions.

(a)           This Amendment shall be effective upon satisfaction of the following conditions precedent:

                (i)            This Amendment shall have been executed by each party hereto; and

                (ii)           The Agent shall have received a certificate from the chief financial officer of the Company certifying that (A) immediately after giving effect to this Amendment, all representations and warranties made hereunder, in the Loan Agreement and in the other Loan Documents shall be true and correct as if made on the date hereof, (B) the Borrowers have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by the Borrowers on or before the date hereof and (C) no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

(b)           The following shall be conditions precedent to the execution of this Amendment:

(i)            The Agent shall have received (i) a certificate from an authorized officer of each Borrower, or of its member or of each of its partners, certifying that there have been no changes to each of the articles of incorporation or certificates of formation or other charter documents of such Borrower, or to the bylaws or other similar agreements of such Borrower since March 30, 2006, or certifying copies of any articles of incorporation or certificates of formation or other charter documents, or bylaws or other similar agreements of such Borrower that have changed since March 30, 2006, (ii) copies of resolutions of the Board of Directors or similar managing body of each Borrower, or of its member or of each of its partners, approving and adopting this Amendment and the transactions contemplated herein and authorizing execution and delivery of this Amendment and certified by the secretary or an assistant secretary of such Borrower, or of its member or of each of its partners, to be true and correct and in force and effect as of the date hereof, (iv)  a certificate of the secretary or an assistant secretary of each Borrower, or of its member or of each of its partners, certifying as to the incumbency of the officers or authorized signatories of each Borrower, or of its member or each of its partners, signing this Amendment, the Fee Letter or the certificate described in Section 3(a)(ii) hereof and (v) an original, duly certified as of a current date by the applicable Secretary of State or other official, of a good standing certificate issued by the jurisdiction of incorporation or organization of each Borrower in which the jurisdiction in question issues such a certificate;

(ii)           The Borrowers shall have paid the fees described in the Fee Letter and all other fees and expenses of the Agent and the Attorney Costs incurred in connection with this Amendment and any of the Loan Documents and the transactions contemplated thereby to the extent invoiced;

(iii)          The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Loan Agreement;

(iv)          The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a field examination and audit of the Collateral which shall include, without limitation, updated desktop fixed asset appraisals, verification of Inventory, Accounts, and the Borrowing Base, and in each case the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects;

(v)           All proceedings taken in connection with the execution of this Amendment and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders;

(vi)          The Agent shall have received a copy of the signed order (the “Amendment Order”) of the Bankruptcy Court in substantially the form attached hereto as Annex II authorizing and approving the transactions contemplated hereby.  The Amendment Order (i) shall be in form and substance satisfactory to the Agent, (ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (iii) shall approve the payment by the Borrowers of all of the fees set forth in the Fee Letter, and (iv) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed; and

(vii)         Each Person which is a Lender prior to the execution of this Amendment and which is not executing this Amendment shall have assigned all of its Commitments to a Lender which is executing this Amendment.

4.             Reference to and Effect Upon the Loan Agreement.

(a)           Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

5.             Defined Terms.  Except as otherwise defined herein, all defined terms herein shall have the meanings ascribed thereto in the Loan Agreement.

6.             Governing Law.  THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK TO THE EXTENT NOT PREEMPTED BY FEDERAL BANKRUPTCY LAWS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

7.             Headings.  Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.             Severability.  If any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.             Acceptance of Signatures.  The parties agree that this Amendment will be considered signed when the signature of a party is delivered by facsimile or electronic mail transmission.  Such facsimile or electronic mail signature shall be treated in all respects as having the same effect as an original signature.

10.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Edmundo Kahn
Name:	Edmundo Kahn
Title:	Vice President

BORROWERS:

W. R. Grace & Co.

A-1 Bit & Tool Co., Inc.

Alewife Boston Ltd.

Alewife Land Corporation

Amicon, Inc.

CB Biomedical, Inc.

CCHP, Inc.

Coalgrace, Inc.

Coalgrace II, Inc.

Creative Food ‘N Fun Company

Darex Puerto Rico, Inc.

Del Taco Restaurants, Inc.

Ecarg, Inc.

Five Alewife Boston Ltd.

G C Limited Partners I, Inc.

G C Management, Inc.

GEC Management Corporation

GN Holdings, Inc.

GPC Thomasville Corp.

Gloucester New Communities Company, Inc.

Grace A-B Inc.

Grace A-B II Inc.

Grace Chemical Company of Cuba

Grace Culinary Systems, Inc.

Grace Drilling Company

Grace Energy Corporation

Grace Environmental, Inc.

Grace Europe, Inc.

Grace H-G Inc.

Grace H-G II Inc.

[Signature Page to Amendment No. 6 to

Post-Petition Loan and Security Agreement]

Grace Hotel Services Corporation

Grace International Holdings, Inc.

Grace Offshore Company

Grace PAR Corporation

Grace Petroleum Libya Incorporated

Grace Tarpon Investors, Inc.

Grace Ventures Corp.

Grace Washington, Inc.

W. R. Grace Capital Corporation

W. R. Grace & Co.-Conn.

W. R. Grace Land Corporation

Gracoal, Inc.

Gracoal II, Inc.

Guanica-Caribe Land Development Corporation

Hanover Square Corporation

Homco International, Inc.

Kootenai Development Company

L B Realty, Inc.

Litigation Management, Inc.

Monolith Enterprises, Incorporated

Monroe Street, Inc.

MRA Holdings Corp.

MRA Intermedco, Inc.

MRA Staffing Systems, Inc.

Remedium Group, Inc.

Southern Oil, Resin & Fiberglass, Inc.

Water Street Corporation, each as a Debtor and a
Debtor-in-Possession

By:	/s/ Robert M. Tarola
Its Duly Authorized Signatory

[Signature Page to Amendment No. 6 to

Post-Petition Loan and Security Agreement]

CC Partners, as a Debtor and Debtor-in- Possession

By:	MRA Staffing Systems, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

By:	CCHP, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

Axial Basin Ranch Company, as a Debtor and Debtor-in-Possession

By:	Grace A-B II, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

By:	Grace A-B, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

Hayden-Gulch West Coal Company, as a Debtor and Debtor-in-Possession

By:	Grace H-G, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

By:	Grace H-G II, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

H-G Coal Company, as a Debtor and Debtor-in- Possession

By:	Coalgrace, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

By:	Coalgrace II, Inc., a General Partner

	By:	/s/Robert M. Tarola

Its:

Dewey and Almy, LLC, as a Debtor and Debtor-in- Possession

By:	W. R. Grace & Co.-Conn., its sole member

	By:	/s/Robert M. Tarola

Its:

4

THE CIT GROUP/BUSINESS CREDIT

By:	/s/ Matthew DeFranco
Title:	Vice President

Address:	11 West 42nd Street
New York, NY 10036
Attention:	Matthew DeFranco
Facsimile:	(212) 461-7762

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John D. Trott
Title:	Vice President
	Address:	70 East 55th Street
14th Floor
New York, NY 10022
Attention: John D. Trott
Tele: (212) 752-6079
Facsimile: (212) 303-0060

SCHEDULE 1.1

COMMITMENTS

Lender	Revolving Loan Commitment	Pro Rata Share
		(3 decimals)
Bank of America, N.A.	$100,000,000	60.606%

The CIT Group/Business Credit, Inc.	$40,000,000	24.242%

PNC Bank, National Association	$25,000,000	15.151%